NUMBER: **317518**

CERTIFICATE OF CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

MONEYWISE RESOURCES INC.

has this day changed its name to

STEALTH VENTURES INC.

Issued *under my hand at Victoria, British Columbia on October 01, 1992*

JOHN S. POWELL
A/Registrar of Companies